EXHIBIT 31.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO and CFO, respectively, of NetREIT, Inc. (the “Company”) that, to the best of his knowledge:

(i)   the Annual Report for the year ended December 31, 2014 of the Company on Form 10-K (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: March 30, 2015	By:	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chief Executive Officer

Date: March 30, 2015	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer

(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NetREIT, Inc. and will be retained by NetREIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.